UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2013

AGREE REALTY CORPORATION

(Exact name of registrant specified in its charter)

Maryland	1-12928	38-3148187
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31850 Northwestern Highway

Farmington Hills, MI 48334

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2013, the Board of Directors of Agree Realty Corporation (the “Company”) appointed Joey Agree as Chief Executive Officer. In addition to his new role, Joey Agree will continue to serve as the Company’s President and as a member of the Company’s Board of Directors. Joey Agree succeeded Richard Agree, who concurrently retired as Chief Executive Officer and was appointed as Executive Chairman of the Board of Directors.

In connection with the management transition, Joey Agree’s base annual salary was increased to $375,000 and Richard Agree’s base annual salary was reduced to $150,000, in each case effective as of January 1, 2013.

The Company and Messrs. Agree agreed to amendments to their July 14, 2009 employment agreements reflecting the position and compensation changes.

Until the management transition, Joey Agree, 34, had served as the Company’s President and Chief Operating Officer and as a member of the Company’s Board of Directors since June 2009. From January 2006 until June 2009, Joey Agree served as the Company’s Executive Vice President, and from March 2005 until January 2006, Joey Agree supervised the Company’s development and acquisition activities. Before joining the Company in March 2005, Joey Agree was employed by Grand/Sakwa Properties, one of the largest private developers in the Midwest, as a director of land acquisitions. He is a member of the State Bar of Michigan and the International Council of Shopping Centers. Joey Agree is the son of Richard Agree.

Until the management transition, Richard Agree, 68, had served as the Company’s Chief Executive Officer and Chairman of the Board of Directors since December 1993. Before joining the Company, he worked as managing partner of the general partnerships that held the Company’s properties prior to its formation and initial public offering and served as President of the Company’s predecessor since 1971. He is a graduate of the Detroit College of Law, a member of the State Bar of Michigan and the International Council of Shopping Centers. Richard Agree is the father of Joey Agree.

ITEM 7.01.	Regulation FD Disclosure.

Pursuant to a press release on January 8, 2013, Agree Realty Corporation announced a management transition. A copy of the press release is furnished as an exhibit to this report and is incorporated into this Item 7.01 by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated January 8, 2013

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agree Realty Corporation

	By:	/s/ Alan D. Maximiuk
Alan D. Maximiuk
Vice President, Chief Financial Officer, and Secretary
Dated: January 8, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 8, 2013